SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2003 (September 5, 2003)

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19364	62-1117144

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

3841 Green Hills Village Drive
Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 665-1122

Not Applicable

(i) (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
Exhibit Index
EX-2.1 STATUSONE HEALTH SYSTEMS - PLAN OF MERGER
EX-2.2 EARN OUT AGREEMENT

Item 2. Acquisition or Disposition of Assets

     On September 8, 2003, American Healthways, Inc. (the “Company”) announced the completion of the acquisition of StatusOne Health Systems, Inc. (“StatusOne”) through the merger of a wholly-owned subsidiary of the Company with and into StatusOne in accordance with the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated September 5, 2003. The aggregate purchase price paid by the Company was $65.0 million. In addition, the Company is obligated to pay the former stockholders of StatusOne, as additional purchase price, up to $12.5 million, payable either in cash or common stock, at the Company’s discretion, if StatusOne achieves certain revenue targets during the one-year period immediately following the acquisition. At the closing, the Company delivered $5.0 million of the purchase price into an escrow account under the terms and conditions of a separate agreement between the former stockholders of StatusOne, the Company and the escrow agent to secure certain obligations of the former stockholders under the terms of the Merger Agreement. The consideration was determined through arm’s-length negotiations between the Company and StatusOne. The Company financed the acquisition through a new syndicated bank facility of $100 million, of which $60 million is structured as a term loan and $40 million as a revolving line of credit. The additional $5 million of purchase price was provided out of the Company’s existing cash.

     The terms and conditions of the acquisition are more fully described in the Merger Agreement and the Earn-Out Agreement, copies of which are attached as Exhibit 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

     The Company believes that (i) it is impracticable prior to the filing of this Form 8-K to complete preparation of the financial statements required to be filed pursuant to Rule 3-05(b) of Regulation S-X and the pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X, and (ii) such information will be available, and will be filed by the Company with the Securities and Exchange Commission as promptly as practicable, within 60 days after this Form 8-K is required to be filed.

     (c)  Exhibits

2.1	Agreement and Plan of Merger by and among American Healthways, Inc., AH Mergersub, Inc., StatusOne Health Systems, Inc., and certain stockholders of StatusOne Health Systems, Inc., dated as of September 5, 2003 (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

2.2	Earn-Out Agreement by and between American Healthways, Inc. and Matthew Kelliher, as agent for all of the former stockholders of StatusOne Health Systems, Inc., dated as of September 5, 2003 (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc.

By:	/s/ Mary A. Chaput Name: Mary A. Chaput Title: Executive Vice President, Chief Financial Officer and Secretary

Date: September 9, 2003

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among American Healthways, Inc., AH Mergersub, Inc., StatusOne Health Systems, Inc., and certain stockholders of StatusOne Health Systems, Inc., dated as of September 5, 2003 (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

2.2	Earn-Out Agreement by and between American Healthways, Inc. and Matthew Kelliher, as agent for all of the former stockholders of StatusOne Health Systems, Inc., dated as of September 5, 2003 (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

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